Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-61476 of Wilson Greatbatch Technologies, Inc. on Form S-8 of our report dated January 25, 2002, appearing in this Annual Report on Form 10‑K of Wilson Greatbatch Technologies, Inc. for the year ended December 28, 2001.

/s/ Deloitte & Touche LLP

Buffalo, New York
March 26, 2002